STATE OF SOUTH CAROLINA COUNTY OF HAMPTON Richard Lightsey, LeBrian Cleckley, Phillip Cooper, et al., on behalf of themselves and all others similarly situated, Plaintiffs, v. South Carolina Electric & Gas Company, a Wholly Owned Subsidiary of SCANA, SCANA Corporation, and the State of South Carolina, Defendants, South Carolina Office of Regulatory Staff, Intervenor.	IN THE COURT OF COMMON PLEAS CASE NO.: 2017-CP-25-335

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT is entered into by and between Plaintiffs Richard Lightsey, LeBrian Cleckley, and Phillip Cooper (collectively, the "Named Plaintiffs"), together with the class of individuals they represent (collectively, the "Class Members"), Defendants South Carolina Electric & Gas Company ("SCE&G") and SCANA Corporation ("SCANA") (collectively, "Defendants"), and the State of South Carolina, by and through the office of the South Carolina Attorney General ("the State") (collectively, the "Parties");

WHEREAS, Named Plaintiffs are the class representatives in a class action against Defendants (the "Litigation") pending in Hampton County, South Carolina (the "Court"), which was filed in August 2017;

WHEREAS, the Named Plaintiffs have asserted claims against Defendants arising in tort, contract, equity, and statutory construction related to the construction of two nuclear units at the V.C. Summer site in Jenkinsville, South Carolina (the "Project"), for which Plaintiffs paid advanced financing pursuant to Defendants' election to utilize the Base Load Review Act ("BLRA"), and have sought recovery of the amounts paid among other damage;

WHEREAS, on September 20, 2018, the Court certified a class action pursuant to Rule 23, SCRCP;

WHEREAS, Defendants deny each and all of the claims and allegations of wrongdoing made in the Litigation; deny that they have violated any law or other duty; deny that they have engaged in any wrongdoing or any other act or omission that would give rise to liability or cause Plaintiffs injuries, damages, or entitlement to any relief; have asserted affirmative defenses to Plaintiffs' claims; contest class certification and would appeal the certification of any non-settlement class under South Carolina Rule of Civil Procedure 23; and state that they are entering into this Agreement to avoid the further uncertainties, expense, inconvenience, delay, and distraction of burdensome and protracted litigation, and thereby to put to rest this controversy and avoid the risks inherent in complex litigation;

WHEREAS, the Parties, having engaged in vigorous litigation and extensive discovery and having conducted independent investigations and analyses of the facts, defenses, and legal issues, recognize the uncertainties of the outcome in the Litigation and appreciate the likelihood that any

final result would require significant additional efforts at considerable time and expense to advance this class action to conclusion;

WHEREAS, Class Counsel are satisfied that they have a sufficient basis to properly value the claims alleged in the Litigation and believe that settlement at this time as provided in this Settlement Agreement will be fair, reasonable, adequate, and in the best interests of the Named Plaintiffs and the Class as defined herein;

WHEREAS, SCE&G has filed a petition (Dkt. No. 2017-370-E) with the South Carolina Public Service Commission ("PSC") seeking, among other things, a finding that SCE&G's decision to abandon the Project was prudent, allowing for SCE&G to recover costs related to the Project, and a finding approving the proposed merger of SCANA with Dominion Energy, Inc. ("Dominion");

WHEREAS, Class Counsel and Named Plaintiffs agree that the common fund and common benefit settlement as set forth herein, is a fair, reasonable, and adequate resolution of the Litigation, and Defendants are willing to fund this settlement in order to resolve the claims of the Class;

WHEREAS, Plaintiffs, Defendants, and the State agree that the fact of this Agreement, any of the terms in this Agreement, any documents filed in support of this Agreement, or any statement made in the negotiation thereof shall not be deemed or construed to be an admission or evidence of (i) any violation of any statute or law, (ii) any liability or wrongdoing, (iii) liability on any of the claims or allegations, or (iv) the propriety of certifying a litigation class in any proceeding, and shall not be used by any Person for any purpose whatsoever in any of the Litigation or any other legal proceeding, including but not limited to arbitrations, other than a proceeding to enforce the terms of this Agreement;

WHEREAS, the Parties acknowledge and understand that this settlement encompasses and impacts the terms of matters pending before the PSC. The Parties agree and acknowledge that Class

Counsel, by and through their efforts in the Litigation, and assistance in the discovery process, have provided significant benefit to the PSC proceeding.

WHEREAS, the Parties desire to compromise and settle all issues and claims that have been brought in the Litigation, or which could have been brought, by or on behalf of the State or persons who are included in the Class;

WHEREAS, the Parties desire and intend to seek preliminary approval of the settlement of the Litigation as set forth in this Settlement Agreement and, upon preliminary approval, the Parties intend thereafter to seek a Final Approval Order from the Court dismissing the claims of all members of the Class with prejudice;

NOW, THEREFORE, it is agreed that, in consideration of the promises and mutual covenants set forth in this Settlement Agreement, the entry by the Court of a Final Approval Order dismissing with prejudice the claims asserted in this Litigation by all members of the Class, and approving the terms and conditions of the settlement as set forth in this Settlement Agreement, as required by applicable law, the Litigation shall be settled and compromised under the terms and conditions contained herein.

DEFINITIONS

1. As used in this Settlement Agreement, in addition to any definitions elsewhere in this Settlement Agreement, the following terms shall have the meanings set forth below:

   a. **"Class"** means: All customers of Defendant SCE&G (including companies, corporations, partnerships, and associations) who have been assessed advanced costs associated with the construction of 2 nuclear reactor units at Defendant SCE&G and SCANA's Jenkinsville, South Carolina site from the first collection of any cost recovery associated with nuclear construction to present.

b. **"Class Counsel"** means Strom Law Firm, LLC, Richardson Patrick Westbrook & Brickman, LLC, Speights & Solomons, McGowan Hood & Felder, LLC, and Bell Legal Group, LLC.

c. **"Class Notice"** means the form attached hereto as Exhibit C.

d. **"Day" or "Days"** has the meaning ascribed to it in South Carolina Rule of Civil Procedure 6, and all time periods specified in this Agreement shall be computed in a manner consistent with S.C. R. Civ. P. 6.

e. **"Final Approval Order"** means the Final Order when entered of record if notice of appeal is not filed or, if any appeal is filed, on the day following the date the Final Order is no longer subject to further judicial review.

f. **"Representative Plaintiffs"** mean Plaintiffs Richard Lightsey, LeBrian Cleckley, and Phillip Cooper.

g. **"Request for Exclusion"** shall mean the opt-out form attached hereto as Exhibit D.

h. **"The Litigation"** shall mean the above captioned matter.

SETTLEMENT CONSIDERATION

2. As consideration for the Release and Discharge as set forth below, Defendants will fund the class disbursement by tendering cash, the real estate or net proceeds identified in Exhibit A, and up to two billion dollars ($2,000,000,000.00), less the credit set forth in Section 2.a, to an escrow account bearing interest at the three-month CD rate (the "Settlement Escrow Account") following Preliminary Approval by the Court, provided the Settlement Escrow Account may be funded in the following manner:

a. As an express term of this settlement, the Parties agree that Defendants will receive a credit of up to two billion dollars ($2,000,000,000.00) toward their Settlement obligation in the amount of the rate relief to inure to the benefit of the Class Members over a period of time established in the contemporaneous proceeding pending before the PSC. It is expressly agreed by the Parties that the benefit conferred in the PSC was provided as a direct result of this Litigation.

b. In addition to the benefit secured by the Class to be conferred in the contemporaneous PSC proceeding, the remainder of the Settlement Escrow Account will consist of restitution in the form of the following:

i. Cash payment of one hundred fifteen million dollars ($115,000,000.00), which will include the full value of the SCANA Rabbi Trust funded in January 2018 that was created in whole or in part for executive change-in-control payments; and

ii. Transfer of real estate or sales proceeds from the properties set forth in Exhibit A.

iii. Within six months after Final Judicial Approval, upon Class Counsel's instruction, the Claims Administrator may transfer any property set forth in Exhibit A back to Defendants in exchange for a property of no more than equal Swap Value as set forth in Exhibit B.

c. The amount in Section 2.b.i. shall be deposited by Defendants into the Settlement Escrow Account no later than three business days after the Court enters an Order granting Preliminary Approval. Any real estate proceeds from the sale of real properties set forth in Section 2.b.ii. shall be deposited by Defendants into the Settlement Escrow Account

within three business days of the receipt of the net proceeds of the closing for each piece of real property. If the Effective Date occurs, the principal and interest in the Settlement Escrow Account shall be transferred to an interest bearing account to managed by a Claims Administrator (the "Common Benefit Fund"). If the Effective Date does not occur, the entire sum in the Settlement Escrow Account, including any interest, shall be returned to Defendants.

3. The Parties shall present this Settlement Agreement to the Court within three business days after entry into the Settlement Agreement with a request for immediate consideration and shall take all appropriate steps to obtain an Order (a) finding the settlement sufficiently fair, reasonable, and adequate; and (b) scheduling a final fairness hearing (the "Fairness Hearing") on the fairness of the settlement within 120 days of Preliminary Approval.

4. The settlement consideration described in this section is an "all in" amount which includes, without limitation, all monetary benefits and distributions to the Class Members, attorneys' fees and expenses, escrow fees, taxes, tax expenses, pre and post-judgment interest, and all other costs and expenses relating to the Settlement (including, but not limited to, administration costs and expenses, notice costs and expenses (but excluding the notice costs and expenses incurred by Defendants in providing notice to current SCE&G customers as set forth in the Notice section herein), and settlement costs and expenses). Under no circumstances will the Defendants be required to pay more than the Settlement Amount pursuant to this Agreement and the Settlement set forth herein. In no event shall the Defendants be required to make any payment under this Settlement before the deadlines set forth in this Agreement.

5. The Common Benefit Fund will remain subject to the jurisdiction of the Court, until such time as it is fully distributed in compliance with the Agreement and any applicable Court

order. No amount may be disbursed from the Common Benefit Fund unless and until the Effective Date, except that: (a) Notice and Administrative Costs may be paid as they become due; and (b) Taxes and Tax Expenses (as defined below) may be paid from the Common Benefit Fund as they become due.

NO ADMISSION OF LIABILITY

6. The Parties intend the Settlement as described here to be a final and complete resolution of all disputes between them with respect to the Litigation and the Released Claims, and to compromise claims that are contested, and it shall not be deemed an admission by any Party as to the merits of any claim or defense or any allegation made in the Litigation.

7. The Parties agree that this Agreement, its terms, and the negotiations surrounding this Agreement shall be governed by South Carolina Rule of Evidence 408 and any federal or state-law equivalents and shall not be admissible or offered or received into evidence in any suit, action, or other proceeding, except upon the written agreement of the Parties hereto, pursuant to an order of a court of competent jurisdiction, or as shall be necessary to give effect to, declare, or enforce the rights of the Parties with respect to any provision of this Agreement.

8. Whether or not this Agreement becomes final or is terminated pursuant to its terms, the Parties expressly agree that neither this Agreement nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Agreement or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claims, any allegation made in the Litigation, or any violation of any statute or law or of any wrongdoing or liability of Defendants SCE&G and SCANA, and evidence thereof shall not be discoverable or used, directly or indirectly, in any way, whether in the Litigation or in any other proceeding; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any

liability, fault, or omission of the Releasees in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Neither this Agreement nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Agreement or the Settlement, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that the Releasees may file this Agreement (including the Exhibits), the Preliminary Approval Order, and the Final Approval Order in any action in order to support a defense or counterclaim based on principles of *res judicata*, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

CLASS CERTIFICATION AND PENDING MOTIONS

9. The Court certified a Class pursuant to Rule 23 of the South Carolina Rules of Civil Procedure by Order entered on September 20, 2018. Defendants' agreements herein are made solely for the purpose of this Agreement and do not, and shall not, constitute, in this or any other proceeding, an admission by Defendants of any kind or any determination that certification of a class for trial or other litigation purposes in the Litigation or any other separate action is, or would be, appropriate. If the Effective Date does not occur or this Agreement is otherwise terminated or rendered null and void, this Agreement shall not constitute evidence or any determination that the requirements for certification of a class for trial or other litigation purposes in this Action or any other action are satisfied; in such circumstances, Defendants reserve all rights to challenge certification of any class or subclass for trial or other litigation purposes in the Litigation or in any other action on all available grounds, on appeal or otherwise.

10. As soon as practicable following execution of this Agreement (but in no event later than three (3) days following execution), the Parties will seek a stay of any motions pending in the Litigation.

TAXES AND TAX EXPENSES

11. The Parties and the Claims Administrator agree to treat the Common Benefit Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. §1.468B-1. The Claims Administrator shall timely make such elections as necessary or advisable to carry out the provisions of this paragraph, including the "relation-back election" (as defined in Treas. Reg. §1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Claims Administrator to prepare and deliver timely and properly the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

12. For the purpose of §468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the "administrator" shall be the Claims Administrator. The Claims Administrator shall satisfy the administrative requirements imposed by Treas. Reg. §1.468B-2 by, *e.g.*, (i) obtaining a taxpayer identification number, (ii) satisfying any information reporting or withholding requirements imposed on distributions from the Common Benefit Fund, and (iii) timely and properly filing applicable federal, state, and local tax returns necessary or advisable with respect to the Common Benefit Fund (including, without limitation, the returns described in Treas. Reg. §1.468B-2(k)) and paying any taxes reported thereon. Such returns (as well as the election described in this paragraph) shall be consistent with the provisions of this paragraph and in all events shall reflect that all Taxes as defined below on the income earned by the Common Benefit Fund shall be paid out of the Common Benefit Fund.

13. The following shall be paid out of the Common Benefit Fund: (i) all taxes (including any estimated taxes, interest, or penalties) arising with respect to the income earned by the Common Benefit Fund, including, without limitation, any taxes or tax detriments that may be imposed upon SCE&G and/or SCANA or their counsel with respect to any income earned by the Common Benefit Fund for any period during which the Common Benefit Fund does not qualify as a "qualified settlement fund" for federal or state income tax purposes (collectively, "Taxes"); and (ii) all expenses and costs incurred in connection with the operation and implementation of this paragraph, including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this paragraph (collectively, "Tax Expenses").

14. In all events neither SCE&G and SCANA nor their counsel shall have any liability or responsibility for the Taxes or the Tax Expenses. With funds from the Common Benefit Fund, the Claims Administrator shall indemnify and hold harmless SCE&G and SCANA and their counsel for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Common Benefit Fund and shall timely be paid by the Claims Administrator out of the Common Benefit Fund without prior order from the Court, and the Claims Administrator shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Recipients any funds necessary to pay such amounts, including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. §1.468B-2(1)(2)); neither SCE&G and SCANA nor their counsel are responsible therefor, nor shall they have any liability therefor. The Parties agree to cooperate with

the Claims Administrator, each other, their tax attorneys, and their accountants to the extent reasonably necessary to carry out the provisions of this paragraph.

TRANSFER AND SALE OF REAL ESTATE

15. The Parties agree that any properties listed in Exhibits A or B (the "Properties") ultimately transferred to Plaintiffs will be transferred "as is, where is" to a trust that is recognized as a trust under state law and subject to the jurisdiction of this Court (the "Real Estate Trust"). Plaintiffs hereby expressly agree and acknowledge that they have not entered into this Agreement based upon any representation, warranty, statement, or expression of opinion by Defendants with respect to the Properties or the condition of the Properties. The Properties shall be conveyed without any written or oral representation or warranty whatsoever, express or implied or arising by operation of law. Without limiting the foregoing, Defendants make no representation, warranty, or covenant of any kind whatsoever with respect to the Properties, including, without limitation, any representation, warranty, or covenant as to title, survey conditions, use of the Properties, the physical condition of the Properties or any improvements thereon or any repairs required thereto, past or present use, development, investment potential, tax ramifications or consequences, compliance with law, present or future zoning, the presence or absence of hazardous substances or other environmental conditions, the availability of utilities, access to public roads, habitability, merchantability, fitness or suitability for any purpose, or any other matter with respect to the Properties (collectively, the "Condition of the Properties"), all of which are hereby expressly disclaimed by Defendants. Plaintiffs acknowledge that, except as otherwise expressly set forth in this Agreement, if at all, Defendants have made no representations, warranties, or covenants as to the Condition of the Properties or compliance of the Property with any federal, state, municipal or local statutes, laws, rules, regulations or ordinances including, without limitation, those pertaining

to construction, building and health codes, land use, zoning, hazardous substances or toxic wastes or substances, pollutants, contaminants, or other environmental matters. Plaintiffs acknowledge and agree that they will have full opportunity to inspect and investigate each and every aspect of the Properties, either independently or through agents of Plaintiffs' choosing, including without limitation the Condition of the Property.

16. Any of the Properties ultimately transferred to the Real Estate Trust shall be transferred by limited warranty deed conveyance subject to any existing, recorded or unrecorded, reservations, easements, encroachments, leases, licenses, restrictions, covenants, zoning, governmental regulations, land use regulations, and rights-of-way, which may affect the property or as may be revealed by an inspection of the property. Transfer of the Properties is subject to a reservation of easements to SCE&G for utility purposes. SCE&G will take reasonable commercial efforts to obtain releases from that certain Indenture dated as of April 1, 1993, as supplemented (the "Indenture"), to NationsBank of Georgia, National Association, as Trustee; and together with all Supplemental Indenture filings, at or prior to the time of closing. However, to the extent SCE&G is unable to obtain releases from the Indenture prior to closing, SCE&G will indemnify and hold harmless the Plaintiffs from any claims arising from failure to obtain the Indenture releases. In connection with any claim by Plaintiffs pursuant to this indemnity, the Plaintiffs shall notify SCE&G in writing as soon as reasonably practical stating the facts of such claim.

17. Plaintiffs on behalf of themselves and their successors and assigns waive any rights to recover from, and forever release and discharge, Defendants from any and all demands, claims, causes of action, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, actual attorneys' fees, consultants' fees, court costs, expert witness fees, assessment costs, cleanup costs and monitoring

costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical, environmental or other similar conditions on or about any of the Properties, including without limitation as may arise under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1801, et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), and/or any other federal, state or local environmental, health or safety statutes, regulations, rules, ordinances or common law theories.

18. The property shall be sold in a manner supervised by the Court or a special master appointed by the Court to help maximize the value achieved from the sale, and except for good cause, each property shall be sold for at least fair market value. The approval of the Court or the special master shall be required for the sale of each property. Before Final Judicial Approval, the PSC and Federal Energy Regulatory Commission ("FERC") shall have approved the transfer (and subdivision as necessary) of the real property set forth in Exhibits A and B to the Real Estate Trust, shall have waived any bidding requirement for such real property, and shall not have imposed any requirement that the proceeds of the sales of that property be used for any purpose other than funding the Common Benefit Fund, as necessary. In the event Class Counsel inform Defendants that they intend to seek transfer of the property designated "Lake Tide Rd." on Exhibit B pursuant to paragraph 2.b.iii, but FERC does not provide the approvals and waivers in the previous sentence within six (6) months after the exchange deadline in paragraph 2.b.iii, Defendants shall either (i) transfer cash equal to the Swap Value for such property to the Common Benefit Fund; or (2) transfer a mutually agreed alternate property, at Class Counsel's election.

19. Applicable property taxes shall be prorated to the extent possible based on the period of ownership. To the extent applicable property taxes cannot be prorated, the Parties agree that each party is responsible only for its own share of taxes. Any rollback taxes applicable to the transfer from Defendants to the Real Estate Trust shall be paid from the Common Benefit Fund. Any deed/documentary stamps shall be paid by Defendants. Defendants shall be responsible for any fee-in-lieu-of-tax credit clawbacks attributable to their period of ownership.

20. The Parties shall pay their own attorney fees to facilitate closing of each property to be sold.

NOTICE

21. Notice of this settlement shall be provided to Class Members. The Parties will request that the Court determine that the proposed procedures for notice set forth below constitute the best practicable notice to the Class.

22. For purposes of Class Notice and settlement participation, Class Members to whom distributions will be paid from the Common Benefit Fund shall be determined as of the date of entry into the Settlement Agreement, November __, 2018. Within ten business days following entry into the Settlement Agreement, Defendants will provide the names, addresses, and e-mail addresses (if available) of all Class Members (the "Class Notice List").

23. The Claims Administrator and Defendants, subject to PSC approval, shall prepare, print, and mail and/or e-mail the Class Notice to all Class Members on the Class Notice List, as directed and approved by the Court in its Preliminary Approval Order. The Claims Administrator shall discharge its responsibility by mailing, via First-Class United States mail, postage prepaid and/or e-mailing the Court-approved Class Notice to each Class Member who is a former SCE&G customer within thirty days after the Court has entered the Preliminary Approval Order. Defendants

shall discharge their responsibility by mailing, via bill insert, and/or e-mailing the Court-approved Class Notice to each Class Member who is a current SCE&G customer. The Class Notice will be customized to include each Class Member's SCE&G service address and/or account number. The Class Notice shall provide instructions and information concerning the settlement and the Class Member's right to receive a share of the Common Benefit Fund or, subject to PSC approval, to otherwise elect a credit in the amount of the Class Member's share to be applied to the Class Member's monthly SCE&G bill, as well as the Class Member's opt-out rights and objection rights. The Election Form is attached as Exhibit E.

24. Defendants will request approval from the PSC on reasonable terms to permit Defendants to provide notice to Class Members who are current SCE&G customers as set forth above and to permit Class Members who are current SCE&G customers to elect to have distributions from the Common Benefit Fund paid directly to SCE&G to obtain a bill credit in lieu of receipt of the Class Member's pro rata distribution. Defendants will use reasonably diligent efforts to secure such approval from the PSC.

25. Any Class Notice returned to the Claims Administrator or Defendants as non-delivered before the deadline for opting-out of the settlement shall be sent to the forwarding address affixed thereto. The Parties will update the Class Notice List based on any forwarding address received and/or requests to update addresses received from Class Members. It shall be the responsibility of Class Counsel or their designee to respond to all inquiries from Class Members as appropriate.

26. The Claims Administrator shall effect publication notice with circulation and frequency at least equal to the publication notice given by Defendants of requests for rate increases.

27. The Claims Administrator shall establish a settlement website to which Class Members will be directed in the Class Notice and on which relevant documents and information will be posted.

REQUESTS FOR EXCLUSION

28. Any Class Member shall be allowed to make a Request for Exclusion from the settlement by mailing or delivering the Request for Exclusion to Class Counsel at the address(es) set out in the Class Notice. Any Request for Exclusion must be in writing and postmarked or delivered no later than thirty days after the Claims Administrator mails and/or e-mails the Class Notice. Requests for Exclusion must contain the following information and must be signed by the Class Member: (i) the full name of the Class Member; (ii) the current address of the Class Member; (iii) the SCE&G service address and/or account number for which the Class Member is requesting exclusion; (iv) reference *Lightsey, et al. v. South Carolina Electric & Gas Company, et al.*, pending before the Court of Common Pleas for Hampton County, Civil Action No. 2017-CP-25-335; and (v) must state in express and clear terms the Class Member's desire to be excluded from the settlement and from the Class.

No request for exclusion can be made on behalf of a group of Class Members or through an agent or attorney.

Failure to comply with these requirements and to timely submit a proper Request for Exclusion shall result in the Class Member being bound by the terms of the Settlement.

29. Any Class Member who submits a proper and timely Request for Exclusion may not file an objection to the Settlement and shall be deemed to have waived any rights or benefits under this Settlement Agreement.

30. Any living Class Member who does not submit a valid Request for Exclusion shall receive a payment without the necessity of submitting a claim form. Because of the need to establish the proper payee for a deceased Class Member, the Personal Representative or next of kin of a deceased Class Member must file a claim no later than ninety days after the issuance of the Order of Preliminary Approval and provide a death certificate, letters of appointment, and/or proof of next of kin status. Appeals regarding the adjudication of claims for deceased Class Members, and for all other disputes regarding the proper payee, shall be made to a special master appointed by the Court. The costs of any appeals to the special master shall be paid from the Common Benefit Fund.

31. The Parties shall jointly report the names of all individuals and entities who have timely submitted a completed Request for Exclusion to the Court no less than five days prior to the Fairness Hearing.

32. With respect to any Class Member who submits a Request for Exclusion, Defendants SCE&G and SCANA reserve all of their legal rights and defenses, including, but not limited to, any defenses relating to whether the person qualifies as a Class Member and/or has standing to bring any claim.

33. For any and all Class Members who submit valid Requests for Exclusion, the Common Benefit Fund shall be reduced by what their pro rata share would have been had they not chosen to opt- out, and the amount of the reduction shall be returned to Defendants.

34. Under certain circumstances, Defendants have the option to terminate the Settlement Agreement for up to five (5) days following the Request for Exclusion deadline. This option is set forth in a separate letter agreement that permits Defendants to terminate the Settlement Agreement should a certain number of opt-outs occur. The referenced letter agreement will not be filed with the Court unless and until (1) the Court orders that the separate letter agreement be filed, or (2) a

dispute among the Parties concerning its interpretation or application arises. If either of the foregoing events occurs, the separate letter agreement will be filed under seal unless otherwise ordered by the Court. In the event that the opt-out trigger is reached, Defendants may, but are not obligated to, void this Settlement Agreement, in which case the Parties will return to their positions prior to the filing of the Motion for Preliminary Approval of the Settlement.

OBJECTIONS

35. Subject to Court approval, any Class Member who intends to object to the fairness of any aspect of the proposed settlement must both file with the Court and mail to Class Counsel and Defendants' Counsel a written objection specifically referring to *Lightsey, et al. v. South Carolina Electric & Gas Company, et al.*, pending before the Court of Common Pleas for Hampton County, Civil Action No. 2017-CP-25-335. All objections must be postmarked no later than fifteen days prior to the date of the Fairness Hearing and must include the following information: (1) the full name of the Class Member; (2) the current address of the Class Member; (3) the SCE&G service address and/or account number; (4) all specific objections and the reasons in support thereof; and (5) any and all supporting papers. Any Class Member who files an objection must also appear at the Fairness Hearing in person or through counsel to show why the proposed settlement should not be approved as fair, reasonable, just, and adequate. If a Class Member intends to object through counsel, the Class Member's attorney must append a list of all prior objections previously filed by such counsel in state and federal courts, and with respect to each, provide (1) the case number; (2) the court where the prior objection was filed; (3) and the outcome of the objection.

36. Any Class Member who does not properly file and serve a timely written objection to the settlement shall not be permitted to object to the settlement at the Fairness Hearing and shall be foreclosed from seeking review of the settlement by appeal, collateral attack, or otherwise.

FINAL JUDGMENT

37. Following final approval by the Court of this Settlement Agreement, the parties shall seek entry of a Final Order dismissing the action with prejudice and without further costs.

38. If (a) the preliminary or final approval of this Settlement Agreement and the settlement described herein is not obtained or is reversed on appeal; (b) the Effective Date of Settlement as defined herein does not occur for any reason; (c) entry of the Final Order is reversed; or (d) the Final Order is materially modified by the Court, or on appeal, and either Plaintiffs or Defendants so elect, (1) this Settlement Agreement shall be null and void and shall have no further force and effect with respect to any party in the Litigation; (2) any consideration paid or provided by Defendants, excluding only (i) notice and administration costs that have either been properly disbursed or are due and owing; and (ii) Taxes and Tax Expenses that have been paid or that have accrued and will be payable at some later date, shall be returned to Defendants; (3) the Parties shall revert to their litigation positions immediately prior to the execution of this Settlement Agreement; and (4) the fact and terms of this Settlement Agreement shall not be admissible in any proceeding for any purpose as set forth in the "No Admission of Liability" section above.

RELEASE AND DISCHARGE

39. The "Releasors" include all Class Members who have not timely and properly opted out of the Class and the State.

40. The "Released Claims" include any and all liabilities, rights, claims, actions, causes of action, demands, appeals, challenges to requested or final orders of the PSC, damages, penalties, costs, attorneys' fees, losses, and remedies of any and every kind, whether known or unknown, existing or potential, suspected or unsuspected, liquidated or unliquidated, legal, statutory, or equitable, class, individual, or otherwise, that result from, arise out of, are based upon, or relate to

(1) the constitutionality of the Base Load Review Act or any order issued or action taken thereunder; (2) any activity associated with the passage of the Base Load Review Act; (3) any activity associated with the decision to begin construction of Units 2 and 3 at the V.C. Summer Nuclear Station; (4) any activity associated with construction efforts associated with Units 2 and 3; (5) any activity associated with the decision to abandon construction efforts associated with Units 2 and 3 Project; and (6) any activity associated with the disclosures made, or not made, to the Office of Regulatory Staff or the South Carolina Public Service Commission regarding Units 2 and 3. For the avoidance of doubt, the Released Claims include any claims that a Releasing Party may have under the law of any jurisdiction, including, without limitation, those arising under federal, state, or foreign law; causes of action under the common or civil laws of any federal, state, or foreign jurisdiction, including but not limited to: unjust enrichment, negligence, bailment, conversion, negligence per se, breach of contract, breach of implied contract, breach of fiduciary duty, breach of implied covenant of good faith and fair dealing, misrepresentation (whether fraudulent, negligent, or innocent), fraudulent concealment or nondisclosure; and also including, but not limited to, any and all claims in any federal, state, or foreign court, for damages, injunctive relief, restitution, disgorgement, declaratory relief, equitable relief, attorneys' fees and expenses, pre-judgment interest, statutory penalties, restitution, the appointment of a receiver, and any other form of relief. The Released Claims include, without limitation, those that were alleged or could have been alleged by Class Members against the Releasees in the Litigation or in *Glibowski v. SCANA Corporation* in the U.S. District Court for the District of South Carolina, No. 9:18-cv-273-TLW ("*Glibowski*"). For the avoidance of doubt, the Released Claims do not include claims against the other parties in *Glibowski* that are not Releasees in this Agreement. The Released Claims do not include criminal

charges within the prosecutorial jurisdiction of the State or shareholder derivative claims by Class Members who are also SCANA shareholders.

41. "Releasees" means SCE&G and SCANA and each and every one of their past, present, and future parents (including without limitation Dominion Energy Inc. and Sedona Corp., and their past, present and future parents, predecessors, successors, partners, assigns, subsidiaries, affiliates, divisions, owners, shareholders (in their capacity as shareholders), officers, directors, vendors, employees, members, attorneys and legal representatives, insurers, agents (alleged or actual), heirs, executors, administrators and assigns, and related and affiliated Persons), predecessors, successors, partners, assigns, subsidiaries, affiliates, divisions, owners, shareholders (in their capacity as shareholders), officers, directors, vendors, employees, members, attorneys and legal representatives, insurers, agents (alleged or actual), heirs, executors, administrators and assigns, and related and affiliated Persons. For the avoidance of doubt, the Releasees do not include Toshiba Corporation or Westinghouse Electric Company, LLC.

42. Upon the Effective Date of Settlement, the Releasors will be deemed to have fully released and discharged the Releasees from all Released Claims.

43. The Releasors shall not, after the Effective Date, seek (directly or indirectly) to commence, institute, maintain, or prosecute any suit, action, or complaint of any kind (including, but not limited to, claims for actual damages, statutory damages, and exemplary or punitive damages) against SCE&G, SCANA, or any other Releasee (including pursuant to the Litigation), based on the Released Claims, in any forum worldwide, whether on his or her own behalf or as part of any putative, purported, or certified class.

44. Releasors hereby covenant not to sue the Releasees with respect to any Released Claims, including Unknown Claims. Releasors shall be permanently barred and enjoined from

instituting, commencing, or prosecuting any claims against the Releasees of any kind (including, but not limited to, for actual damages, statutory damages, and exemplary or punitive damages) based on the Released Claims.

45. The Releasors expressly acknowledge that they are familiar with and, upon the Effective Date, waive and release with respect to the Released Claims any and all provisions, rights, and benefits conferred (a) by Section 1542 of the Civil Code of the State of California, which reads:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR;

(b) by any law of any and all equivalent, similar, or comparable federal or state rules, regulations, laws, or principles of law of any other jurisdiction that may be applicable herein; and/or (c) any law or principle of law of any jurisdiction that would limit or restrict the effect or scope of the provisions of the release set forth in the Agreement. The Releasors expressly agree that by executing this Agreement, and for the consideration received hereunder, it is their intention to release, and they are releasing, all Released Claims, including Unknown Claims. The Releasors acknowledge that they may hereafter discover claims or facts other than or different from those which they know, believe, or suspect to be true with respect to the subject matter of the Released Claims, but the Releasors expressly waive and fully, finally, and forever settle and release any and all past, present, and future claims, counterclaims, lawsuits, set-offs, costs, losses, rights, demands, charges, complaints, actions, causes of action, obligations, or liabilities of any and every kind, whether class, individual, or otherwise in nature, including, without limitation, those known or unknown or capable of being known; those which are unknown but might be discovered or discoverable based upon facts other than or different from those facts known or believed at this time; those which are foreseen or

unforeseen, suspected or unsuspected, asserted or unasserted, and/or contingent or non-contingent; and those which are accrued, unaccrued, matured or not matured, all from 2007 until the Effective Date, under the laws of any jurisdiction, which Releasors or any of them, whether directly, representatively, derivatively, or in any other capacity, ever had, now have, or hereafter can, shall, or may have, arising out of or relating in any way to any act or omission of the Releasees (or any of them) that is alleged in Plaintiffs' Action or could have been alleged in Plaintiffs' Action. The release of unknown, unanticipated, unsuspected, unforeseen, and unaccrued losses or claims in this paragraph is contractual and not a mere recital.

46. Subject to Court approval, all Releasors shall be bound by this Agreement, and all of their claims shall be dismissed with prejudice and released, even if they never received actual notice of the Litigation or this Settlement.

ATTORNEYS' FEES AND EXPENSES

47. At least twenty-five (25) days prior to the Fairness Hearing, Class Counsel shall file a Motion for Attorneys' Fees and Expenses to be paid from the Common Benefit Fund. Defendants and the Parties of Record, including Intervenor parties, shall not be obligated to take any position with respect to any questions concerning Class Counsel's request for an award of attorneys' fees and expenses, but shall have the right to object if they choose. Defendants, and Parties of Record, however, shall not assist or encourage any objection by any Class Member or third-party to Class Counsel's request for attorneys' fees and expenses. Class Counsel shall have no additional right to apply for future fees and expenses incurred following the Effective Date.

48. The attorneys' fees and expenses requested by Class Counsel will compensate Class Counsel for work already performed and expenses incurred in the Litigation and all of the work remaining to be performed and expenses to be incurred, including but not limited to, documenting

the settlement, securing Court approval of the settlement, making sure the settlement is fairly administered and implemented, and obtaining dismissal of the Litigation.

49. Upon further orders of the Court, the Claims Administrator, subject to such supervision and direction of the Court and/or Class Counsel as may be necessary or as circumstances may require, shall administer the Settlement and shall oversee distribution of the Common Benefit Fund to Class Members who have not submitted a valid Request for Exclusion ("Authorized Recipients"). Subject to the terms of this Agreement and any order(s) of the Court, the Common Benefit Fund shall be applied as follows:

a. To pay the Taxes and Tax Expenses as defined *supra*;

b. To pay any Service Awards and Attorneys' Fees and Expenses Award (defined *infra*) that is allowed by the Court, subject to and in accordance with the Agreement;

c. To pay the Notice and Administrative Costs incurred in carrying out the Settlement; and

d. To distribute the balance of the Common Benefit Fund to Authorized Recipients as allowed by the Agreement or order of the Court.

50. Within ten business days after the Effective Date of Settlement, approved attorneys' fees and expenses shall be deducted from the Common Benefit Fund and paid to Class Counsel.

51. The procedure for, and the allowance or disallowance by the Court of, the Fee and Expense Application are not part of the Settlement set forth in this Agreement, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness, and adequacy of the Settlement set forth in this Agreement. Any order or proceeding relating to the Fee and Expense Application, or any appeal from any Fee and Expense Award or any other order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel this

Agreement, or affect or delay the finality of the Judgment and the Settlement of the Litigation as set forth herein. No order of the Court or modification or reversal on appeal of any order of the Court concerning any Fee and Expense Award shall constitute grounds for cancellation or termination of this Agreement. To the extent that any award of attorneys' fees or expenses is modified downward or reversed on appeal, the balance shall be returned to the Escrow Account within thirty (30) days of such modification or reversal becoming Final and not subject to further appellate review.

52. Neither the Releasees nor their counsel shall have any responsibility for, interest in, or liability whatsoever with respect to any payment(s) to Class Counsel pursuant to this Agreement and/or to any other Person who may assert some claim thereto or any Fee and Expense Award that the Court may make in the Litigation, other than as set forth in this Agreement. Similarly, neither the Releasees nor their counsel shall have any responsibility for, interest in, or liability whatsoever with respect to allocation among Class Counsel and/or any other person who may assert some claim thereto, of any Fee and Expense Award that the Court may make in the Litigation.

SERVICE AWARDS

53. Class Counsel and Representative Plaintiffs agree that an application for a Service Award shall not exceed $2500.00 for each of the Representative Plaintiffs. Within ten business days after the Effective Date of Settlement, approved Service Awards shall be deducted from the Common Benefit Fund and paid to Representative Plaintiffs.

EFFECTIVE DATE AND TERMINATION

54. The Effective Date of this Agreement shall be conditioned on the occurrence of all of the following events:

a. The Court has finally approved the Settlement as described herein, following notice to the Class and a hearing, and has entered the Final Approval Order;

b. The Court has not entered any order concerning the constitutionality of the Base Load Review Act, or if such an order has been entered, it is vacated and all claims concerning the constitutionality of the BLRA are dismissed with prejudice;

c. The merger of SCANA and Dominion Energy, Inc., shall have been consummated and completed;

d. Defendants no longer have any right to terminate this Agreement, nor is there a possibility of termination of this Agreement, under paragraph 33 or, if Defendants have such right, they have given written notice to Class Counsel that they will not exercise such right;

e. The Released Claims are dismissed with prejudice pursuant to the Final Approval Order; and

f. Thirty one days have passed after the Final Order is entered if notice of appeal is not filed, or (ii) if any appeal is filed, on the day following the date on which the Final Order is not subject to further judicial review or appeal either by reason of affirmance by a court of last resort or by reason of lapse of time or otherwise, provided that the Final Order are not reversed or materially modified by the Court or an appellate court.

55. Upon the occurrence of all of the events referenced in the above paragraph, any and all remaining interest or right of Defendants SCE&G and SCANA in or to the Common Benefit Fund, if any, shall be absolutely and forever extinguished.

56. If all of the conditions specified in the paragraph 54(a)-(f) are not met, then this Agreement shall be cancelled and terminated, unless the Parties mutually agree in writing to proceed with this Agreement. The effectiveness of the Settlement is expressly conditioned on the Settlement being approved by the Court and any appellate court reviewing the Settlement without this

Agreement being rejected or required to be materially modified by any Court ruling or any order resulting from an appeal or other review. If the Settlement is not finally approved by the Court and any appellate court reviewing the Settlement without material modification as set forth in this Agreement, the Agreement shall terminate and cease to have any effect.

57. Unless otherwise ordered by the Court, in the event that the Effective Date does not occur or this Agreement should terminate, or be cancelled or otherwise fail to become effective for any reason; the Settlement as described herein is not finally approved by the Court; or the Final Approval Order or Judgment is reversed, materially modified, or vacated following any appeal taken therefrom, then:

a. Within five (5) days after written notification of such event is sent by Counsel for Plaintiffs to the Claims Administrator, the Common Benefit Fund—including the Settlement Amount and all interest earned on the Common Benefit while held in escrow and excluding only (i) notice and administration costs that have either been properly disbursed or are due and owing; and (ii) Taxes and Tax Expenses that have been paid or that have accrued and will be payable at some later date—will be refunded, reimbursed, and repaid by the Claims Administrator to Defendants; if said amount or any portion thereof is not returned within such five (5) day period, then interest shall accrue thereon at the rate of three percent (3%) per annum until the date that said amount is returned;

b. The Claims Administrator or its designee shall apply for any tax refund owed to the Common Benefit Fund and pay the proceeds to Defendants, after deduction of any fees or expenses reasonably incurred in connection with such application(s) for refund;

c. The Parties shall be restored to their respective positions in the Litigation as of the Execution Date, with all of their respective claims and defenses preserved as they existed on that date; and

d. The Parties shall request the Court to vacate the agreed order certifying the Class for purposes of the Settlement.

58. The terms and provisions of this Agreement, with the exception of this paragraph and paragraphs 6-9 and 57 (which all shall continue in full force and effect), shall be null and void and shall have no further force or effect with respect to the Parties, and neither the existence nor the terms of this Agreement (nor any negotiations preceding this Agreement nor any acts performed pursuant to, or in furtherance of, this Agreement) shall be used in the Litigation or in any other action or proceeding for any purpose (other than to enforce the terms remaining in effect).

SETTLEMENT ADMINISTRATION

59. The Claims Administrator shall administer the Common Benefit Fund and shall be selected by Class Counsel and approved by Defendants. All reasonable costs and expenses of administration of the Common Benefit Fund shall be paid from the Common Benefit Fund.

60. In administration of the Common Benefit Fund, which will include the proceeds of certain real property, the Claims Administrator may require the advice, expertise, and use of third parties with knowledge in the maintenance, marketing, and sale of commercial and/or industrial real property. Expenses for these experts and/or third parties uniquely situated to help administer the proceeds of the Common Benefit Fund shall be reimbursed from the Common Benefit Fund following action by the Court on Class Counsel's application for attorneys' fees and expenses, and the Effective Date of Settlement, as well as periodically from time to time as may be necessary until the Common Benefit Fund is exhausted.

61. The allocation of the Common Benefit Fund among the Class Members shall be subject to an equitable pro rata plan of allocation to be approved by the Court. The allocation shall proportionately distribute, in one or more distributions, the cash in the Common Benefit Fund less (1) attorneys' fees and expenses approved by the Court; (2) administrative expenses as set forth herein; (3) service awards approved by the Court; and (4) for any and all Class Members who submit valid Requests for Exclusion, the pro rata amount those Class Members would have received had they not chosen to submit such a request.[1]

62. Within ten days of the Effective Date of Settlement, Defendants shall deliver to the Claims Administrator and Class Counsel a schedule itemizing the amount of advanced financing costs each Class Member, including those Class Members who opt out, paid from the first collection through the date of entry into the Settlement Agreement, and for each Class Member who did not opt out, a designation of whether the Class Member elected a distribution or a bill credit. Within ten days of receipt of the schedule, the Claims Administrator shall calculate (1) the individual Class Member payment or bill credit amounts; (2) the total bill credits and individual Class Member allocation to be provided to Defendants; and (3) the amount of the Common Benefit Fund reduction to be returned to Defendants representing the pro rata shares of those Class Members who opted out of the settlement.

63. Within thirty days of the Effective Date of Settlement, or on such other schedule presented by Class Counsel and approved by the Court, and periodically from time to time as set forth more fully below, the Claims Administrator shall send each Class Member who does not timely

[1] By way of example only, if the cash to be distributed is $100,000,000, and the total advanced financing costs paid by all Class Members who do not opt out are $2,000,000,000, a Class Member who paid $1000 in advanced financing costs will receive $50.

subit a valid Request for Exclusion, and does not elect a bill credit, an individual payment by First Class United States mail, postage prepaid, to the address listed on the Class Notice List.

a. If a check is returned to the Claims Administrator by the post office with a forwarding address, the Claims Administrator shall re-mail the check to the forwarding address.

b. If a check is returned to the Claims Administrator without a forwarding address, the Claims Administrator will use reasonable efforts to attempt to find a new address, after which, if a new address is found, the Claims Administrator shall re-mail the check to the new address.

64. Upon an influx of cash proceeds from the sale of real properties totaling $50 Million, the Claims Administrator shall give notice to Class Counsel and Defendants' Counsel, calculate the individual Class Member payment amounts, and if requested by Class Counsel and approved by the Court, follow the same process used for the initial distribution.

65. Payments due to Class Members will be deemed unclaimed in the following situations.

a. The Claims Administrator cannot obtain an address for a Class Member, and the Class Member does not contact the Claims Administrator within 120 days after the distribution. (Class Counsel and Defendants' Counsel shall promptly notify the Claims Administrator in writing if a Class Member previously not located reports an address within this timeframe, and the Claims Administrator shall re-mail the check to the new address.)

b. The Class Member does not cash the check within 120 days or if the Claims Administrator is unable to locate an address for a Class Member whose check is returned within 120 days of payment.

66. Any unclaimed payments will be distributed as follows: 50% to the South Carolina Bar Foundation to support activities and programs promoting access to the civil justice system for low income residents of South Carolina, as required by Rule 23(e)(2) of the South Carolina Rules of Civil Procedure; and 50% to charitable organizations selected by Class Counsel that provide energy assistance to low-income residents of South Carolina.

67. Defendants will make reasonable efforts to facilitate the Claims Administrator's receipt of records necessary to identify Class Members entitled to distribution from the Common Benefit Fund. Neither the Defendants nor their counsel, however, shall have any responsibility for, or liability whatsoever with respect to, the distribution of the Common Benefit Fund; the determination, administration, or calculation of claims; the Common Benefit Fund's qualification as a "qualified settlement fund" as set forth in § V(C), *supra*; the payment or withholding of Taxes or Tax Expenses; or any losses incurred in connection with any such matters. In addition to the Release and Discharge set forth herein, the Releasors hereby fully, finally, and forever release, relinquish, and discharge the Defendants and their counsel from any and all such liability. No Person shall have any claim against Class Counsel or the Claims Administrator based on the distributions made substantially in accordance with the Agreement and the Settlement contained herein or further orders of the Court.

NOTICES TO PARTIES

68. All notices and responses to notices under this Agreement shall be in writing. Each such notice or response shall be given either by (a) hand delivery; (b) registered or certified mail, return receipt requested, postage pre-paid; or (c) FedEx or similar overnight courier; and, if directed to any Class Member, shall be addressed to Class Counsel at their addresses set forth below, and if directed to Defendants, shall be addressed to Defendants' respective Counsel at the addresses set

forth below or such other addresses as Class Counsel or Defendants may designate, from time to time, by giving notice to all Parties hereto in the manner described in this paragraph. Copies of all notices under this Agreement may, at the notifying party's option, be transmitted by email to the appropriate parties. Providing a copy by email shall only be in addition to, and not a substitute for, the formal mechanisms provided for in (a), (b), or (c) of this paragraph.

If directed to the Plaintiffs or any Class Member, address notice to:

J. Preston Strom, Jr.
Mario A. Pacella
Bakari T. Sellers
Jessica L. Fickling
STROM LAW FIRM, LLC
2110 Beltline Blvd.
Columbia, South Carolina 29204

Terry Richardson
Daniel S. Haltiwanger
Matthew A. Nickles
RICHARDSON, PATRICK, WESTBROOK & BRICKMAN, LLC
P. O. Box 1368
1730 Jackson Street
Barnwell, SC 29812

Dan Speights
A.G. Solomons III
SPEIGHTS AND SOLOMONS
100 Oak Street
Hampton, S.C. 29924

J. Edward Bell, Esq.
BELL LEGAL GROUP, LLC
219 Ridge Street
Georgetown, SC 29440

James L. Ward, Jr., Esq.
McGOWAN, HOOD & FELDER, LLC
321 Wingo Way, Suite 103
Mt. Pleasant, SC 29464

Class Counsel

If directed to Defendants SCE&G or SCANA, address notice to:

James Y. Becker
Robert Y. Knowlton
Elizabeth H. Black
Mary C. Eldridge
HAYNSWORTH SINKLER BOYD, P.A.
1201 Main Street, Suite 2200
Post Office Box 11889 (29211-1889)
Columbia, SC 29201

Leah B. Moody
LAW OFFICE OF LEAH B. MOODY, LLC
235 East Main Street, Suite 11 (29730)
Post Office Box 1015
Rock Hill, SC 29731

David L. Balser (*pro hac vice*)
Jonathan R. Chally (*pro hac vice*)
KING & SPALDING LLP
1180 Peachtree St. NE
Atlanta, GA 30309

Counsel for Defendants SCE&G and SCANA

If directed to the State, address notice to:

Alan Wilson
Attorney General
Robert D. Cook
Solicitor General
J. Emory Smith, Jr.,
Deputy Solicitor General
OFFICE OF THE ATTORNEY GENERAL
P.O. Box 11549
Columbia, SC 29211

Counsel for the State of South Carolina

BEST EFFORTS

69. The Parties will use their best efforts to effectuate this Settlement Agreement and secure its approval by the Court and shall confer and consult with each other as appropriate to implement such best efforts. The Parties shall not encourage Class Members to exclude themselves

from the settlement or object to any portion of this Settlement Agreement.

MISCELLANEOUS

70. Class Counsel shall be entitled to conduct confirmatory discovery, if necessary, to ensure fair treatment among the Class Members.

71. This Settlement Agreement shall be null and void and shall have no further force and effect with respect to any party in the Litigation if the merger of Dominion and SCANA is not consummated.

72. This Settlement Agreement and its attachments shall constitute the entire Settlement Agreement of the Parties and shall not be subject to any change, modification, amendment, or addition without the express written consent of counsel on behalf of all Parties to this Settlement Agreement.

73. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and their representatives, heirs, successors, and assigns.

74. This Settlement Agreement, and all terms and provisions thereof, shall be construed under and governed exclusively by the laws of the State of South Carolina, without application of any choice of law principles.

75. The Court shall retain continuing and exclusive jurisdiction over the Parties hereto, including all Class Members, and over the enforcement of the settlement and the benefits to the Class hereunder. Any disputes or controversies arising with respect to the interpretation, enforcement, or implementation of the settlement must be made by motion to the Court.

76. The terms of this Settlement Agreement are the product of negotiation. The Parties acknowledge they are and have throughout the Litigation been represented by competent and effective counsel, such that there neither was nor is any disparity in bargaining power in the negotiations that

led to this settlement.

77. None of the Parties, or their respective counsel, will be deemed the drafter of this Settlement Agreement for purposes of construing the provisions thereof. The language in all parts of this Settlement Agreement will be interpreted according to its fair meaning and will not be interpreted for or against any of the Parties as the drafter thereof.

78. Class Counsel represent and warrant that they (a) have no current client with a claim against Defendants or any of the Releasees of the type alleged in the Litigation that has not already been filed and served on Defendant and (b) have no present intention to seek out or solicit former or current customers of SCE&G to pursue individual or class claims against Defendants with respect to matters within the scope of the Release. The Parties understand and agree that nothing in this paragraph imposes or shall be construed to prohibit or restrict Class Counsel from representing persons who seek representation for such claims subsequent to the date of this Agreement.

79. Representative Plaintiffs and Class Counsel represent and warrant that they will not use or seek to use (a) any confidentially designated discovery obtained from Defendants in the Litigation and/or (b) the fact or content of the Settlement in this Action in connection with any other claim, action, or litigation against any Releasee (excepting only actions to enforce or construe this Agreement). The Parties agree to continue to comply with the Protective Order entered in the Litigation at the conclusion of the case. All agreements made and orders entered during the course of the Litigation relating to the confidentiality of information shall survive this Agreement.

80. The Parties agree that nothing in this Agreement shall be construed to prohibit communications between Defendants and the Releasees, on the one hand, and Class Members, on the other hand, in the regular course of business.

81. No representations or advice regarding the tax consequences of this Agreement have

been made by any Party. The Parties further understand and agree that each Party, each Class Member, each Class Counsel, and each of Plaintiffs shall be responsible for his, her, its, or their own taxes, if any, resulting from this Agreement and any payments made pursuant to this Agreement.

82. The Parties agree that any Class Member who is in active bankruptcy proceedings or previously was a party to bankruptcy proceedings during the period of time covered in the Class definition may only participate in the Settlement subject to applicable bankruptcy law and procedures. Defendants are under no obligation to notify any bankruptcy court that has, had, or may have jurisdiction over such Class Member's bankruptcy proceedings or any trustee or examiner appointed in such Class Member's bankruptcy proceedings of this Agreement or the benefits conferred by the Agreement and the Settlement. The Parties agree that any disputes concerning the rights of the bankruptcy estate to the proceeds of any payment under the Settlement or Incentive Award shall be adjudicated by the Bankruptcy Court. The Settlement Administrator shall follow any direction of the Bankruptcy Court with respect to the proceeds of any payment or Incentive Award. In the event the Bankruptcy Court issues any order or orders that do more than adjudicate the proceeds of any payment or Incentive Award, and such order or orders are material in Defendants SCE&G and SCANA's judgment exercised in good faith, Defendants SCE&G and SCANA shall have the right to terminate this Agreement.

83. Under no circumstances shall the Settlement or Agreement or any release herein be deemed to alter, amend, or change the terms and conditions of any account to which any Class Member is or was a party, or to provide a defense to any obligation to pay monies to Defendants; nor shall the Settlement or the Agreement or the Release be deemed to have any effect in any bankruptcy case or in any other action involving a Class Member hereto, nor shall the Settlement Agreement create or be construed as evidence of any violation of law or contract. In the event this

Agreement is so construed as to a particular Class Member, it can be declared by Defendants to be null and void as to that Class Member only (and in such latter event, the Release as to that Class Member shall also be void).

84. Upon the Court's entry of the Preliminary Approval Order, Plaintiffs, Class Counsel, SCANA, and SCANA's Counsel will agree upon, issue, and distribute solely via PR Newswire a joint press release regarding this Settlement. Neither Plaintiffs, Class Counsel, Defendants, nor Defendants' Counsel will affirmatively contact the news media; issue any press release other than the one time issuance in the manner described above of the joint press release to be agreed upon; hold press conferences in any media; conduct on camera, on-air, or web-based interviews; or use any form of paid media or advertising to publicize, promote, or characterize the Settlement, the Parties, or the Parties' Counsel. In response to inquiries from anyone other than a Class Member, Plaintiffs, Class Counsel, Defendants, and Defendants' counsel agree to limit their statements to the contents of the agreed press release. Consistent with the foregoing, Class Counsel may post the press release on their firm website and describe their role as Class Counsel.

85. This Settlement Agreement may be executed in counterparts, including by signature transmitted electronically. Each counterpart when so executed shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

IT IS HEREBY AGREED by the undersigned, on behalf of their respective clients, as of the 21 day of November 2018.

By ______________________

J. Preston Strom, Jr.
Mario A. Pacella
Bakari T. Sellers
Jessica L. Fickling
STROM LAW FIRM, LLC
2110 Beltline Blvd.
Columbia, South Carolina 29204

Terry Richardson
Daniel S. Haltiwanger
Matthew A. Nickles
RICHARDSON, PATRICK, WESTBROOK & BRICKMAN, LLC
P. O. Box 1368
1730 Jackson Street
Barnwell, SC 29812

Dan Speights
A.G. Solomons III
SPEIGHTS AND SOLOMONS
100 Oak Street
Hampton, S.C. 29924

J. Edward Bell, Esq.
BELL LEGAL GROUP, LLC
219 Ridge Street
Georgetown, SC 29440

James L. Ward, Jr.
McGOWAN, HOOD & FELDER, LLC
321 Wingo Way, Suite 103
Mt. Pleasant, SC 29464

Class Counsel

By________________________________
James Y. Becker
Robert Y. Knowlton
Elizabeth H. Black
Mary C. Eldridge
HAYNSWORTH SINKLER BOYD, P.A.
1201 Main Street, Suite 2200
Post Office Box 11889 (29211-1889)
Columbia, SC 29201

Leah B. Moody
LAW **OFFICE OF LEAH B. MOODY**, LLC
235 East Main Street, Suite 11 (29730)
Post Office Box 1015
Rock Hill, SC 29731

David L. Balser (*pro hac vice*)
Jonathan R. Chally (*pro hac vice*)
KING & SPALDING LLP
1180 Peachtree St. NE
Atlanta, GA 30309

Counsel for Defendants SCE&G and SCANA

By________________________________
Alan Wilson
Attorney General
Robert D. Cook
Solicitor General
J. Emory Smith, Jr.
Deputy Solicitor General
OFFICE OF THE ATTORNEY GENERAL
P.O. Box 11549
Columbia, SC 29211

Counsel for Defendant the State of South Carolina

IT IS HEREBY AGREED by the undersigned, on behalf of their respective clients, as of the

23rd day of November 2018.

By________________________________

J. Preston Strom, Jr.
Mario A. Pacella
Bakari T. Sellers
Jessica L. Fickling
STROM LAW FIRM, LLC
2110 Beltline Blvd.
Columbia, South Carolina 29204

Terry Richardson
Daniel S. Haltiwanger
Matthew A. Nickles
RICHARDSON, PATRICK, WESTBROOK & BRICKMAN, LLC
P. O. Box 1368
1730 Jackson Street
Barnwell, SC 29812

Dan Speights
A.G. Solomons III
SPEIGHTS AND SOLOMONS
100 Oak Street
Hampton, S.C. 29924

J. Edward Bell, Esq.
BELL LEGAL GROUP, LLC
219 Ridge Street
Georgetown, SC 29440

James L. Ward, Jr.
McGOWAN, HOOD & FELDER, LLC
321 Wingo Way, Suite 103
Mt. Pleasant, SC 29464

Class Counsel

By______________________________
James Y. Becker
Robert Y. Knowlton
Elizabeth H. Black
Mary C. Eldridge
HAYNSWORTH SINKLER BOYD, P.A.
1201 Main Street, Suite 2200
Post Office Box 11889 (29211-1889)
Columbia, SC 29201

Leah B. Moody
LAW **OFFICE OF LEAH B. MOODY**, LLC
235 East Main Street, Suite 11 (29730)
Post Office Box 1015
Rock Hill, SC 29731

David L. Balser (*pro hac vice*)
Jonathan R. Chally (*pro hac vice*)
KING & SPALDING LLP
1180 Peachtree St. NE
Atlanta, GA 30309

Counsel for Defendants SCE&G and SCANA

By Alan Wilson
Alan Wilson
Attorney General
Robert D. Cook
Solicitor General
J. Emory Smith, Jr.
Deputy Solicitor General
OFFICE OF THE ATTORNEY GENERAL
P.O. Box 11549
Columbia, SC 29211

Counsel for Defendant the State of South Carolina

Exhibit A	Code	County	Tax Map Number (for reference only)	Swap Value
141 Meeting Street, Division & Commercial Offices : 91071200	C21	Charleston	457-08-04-003	$12,000,000
Ramsey Grove: 92220115	NU214-226 & NU 125	Georgetown	02-0205-012-00-00, 02-0205-052-00-00, 02-1005-002-03-00, 02-1006-007-02-00, 02-1006-007-03-00, 02-1006-007-04-00, 02-1006-012-00-00, 02-1006-013-00-00, 02-1006-013-01-00, 02-1006-013-03-00, 02-1006-014-00-00	$10,000,000
Otarre Center 35.97 AC-Marketable South Pt. I-77, North Pt. Saxe Gotha Dr. : 93211622	NU189	Lexington	006897-01-042 (portion)	$6,800,000
Otarre Center 14 AC-Marketable South Pt. I-77, North Pt. Saxe Gotha Dr. : 93211622		Lexington		$2,700,000
Otarre Center 7.0 AC, Non Marketable-South pt., I-77, North pt., Saxe Gotha DR.: 93211625	NU190	Lexington		$7,189
Otarre Crossing 64.63 AC-Marketable, North Pt. I-77,West Pt. 12th St : 93211616	NU192	Lexington	006900-01-017, 006900-01-018	$9,500,000
Otarre Point approx. 54.47 ac. marketable and non-marketable Tracts 93211610 and 93211613	NU195-96	Lexington	006900-01-021	$6,000,000
Ramko Tracts Dixiana Rd (Otarre Hills), TM# 006899-01-027, 029,030 110 Ac. : 93211258	NU213	Lexington	006899-01-027, 006899-01-030, 006899-01-029	$4,000,000
Aiken Commercial Office, Barnwell Ave & Chesterfield St : 90201600	E7	Aiken	120-77-04-004	$340,000
North Augusta Commercial Office (Common), 1839 Georgia Lane: 90201001		Aiken	006-12-16-002	$355,280
Huger Street (approx. 5.88 acres)		Richland	R09009-13-01, R08912-13-01	$5,100,000
Franklin Branch Properties (with access for Misty Lake Club)		Aiken	021-14-05-002, 021-18-01-002, 021-18-01-001 (portion)	$1,890,000
Otarre Village -- 29 acres		Lexington	006897-01-042 (portion)	$6,500,000

STATE OF SOUTH CAROLINA	IN THE COURT OF COMMON PLEAS
COUNTY OF HAMPTON	CASE NO.: 2017-CP-25-335
Richard Lightsey, LeBrian Cleckley, Phillip Cooper, et al., on behalf of themselves and all others similarly situated, Plaintiffs, v. South Carolina Electric & Gas Company, a Wholly Owned Subsidiary of SCANA, SCANA Corporation, and the State of South Carolina, Defendants, South Carolina Office of Regulatory Staff, Intervenor.	

ADDENDUM TO SETTLEMENT AGREEMENT

THIS ADDENDUM is entered into by the Parties to the November 2018 Settlement Agreement.

WHEREAS, the Parties desire to clarify the terms of the State's rights and obligations under this Agreement.

NOW, THEREFORE, the Parties agree as follows:

1. All capitalized terms in this Addendum shall have the definitions assigned to them in the Agreement except as modified by this Addendum.

2. The Releasors as defined in paragraph 39 of the Agreement include Defendants.

3. The Released Claims as defined in paragraph 40 of the Agreement do not include claims against parties in *Glibowski* other than Defendants SCE&G and SCANA and their officers and directors.

4. The Releasees as defined in paragraph 41 of the Agreement include the State and its agencies, officers, employees and agents, excluding the South Carolina Public Service Authority and its officers and directors.

5. With respect to the intervention of the Office of the Attorney General on behalf of the State in the PSC proceedings concerning Project cost recovery issues and the proposed merger between Dominion and SCANA, the State maintains that its sole purpose in that forum has been and will continue to be to advise the PSC on issues regarding the BLRA and its constitutional limits. Consistent with that role, the State agrees that the Settlement constitutes an appropriate remedy to any constitutional concerns over the BLRA, and further does not object to the PSC's adoption of prospective customer rates at or below the rates imposed by Act 258, including adoption of the Joint Applicants' Customer Benefits Plan B-L, as an appropriate outcome of those proceedings. Taken together with the Settlement, such a remedy would fairly and appropriately compensate ratepayers and constitutes a full and final remedy for any constitutional claims with respect to the BLRA. The State releases any claim or argument that any additional refund, payment, or other consideration would be a necessary remedy for any constitutional concerns over the BLRA.

6. All terms and conditions of the Agreement not modified by the terms of this Addendum shall govern this Addendum and remain in full force and effect.

7. This Addendum may be executed in counterparts, including by signature transmitted electronically. Each counterpart when so executed shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

IT IS HEREBY AGREED by the undersigned, on behalf of their respective clients, as of the 24th day of November 2018.

By________________________________

J. Preston Strom, Jr.
Mario A. Pacella
Bakari T. Sellers
Jessica L. Fickling
STROM LAW FIRM, LLC
2110 Beltline Blvd.
Columbia, South Carolina 29204

Terry Richardson
Daniel S. Haltiwanger
Matthew A. Nickles
RICHARDSON, PATRICK, WESTBROOK & BRICKMAN, LLC
P. O. Box 1368
1730 Jackson Street
Barnwell, SC 29812

Dan Speights
A.G. Solomons III
SPEIGHTS AND SOLOMONS
100 Oak Street
Hampton, S.C. 29924

J. Edward Bell, Esq.
BELL LEGAL GROUP, LLC
219 Ridge Street
Georgetown, SC 29440

James L. Ward, Jr.
McGOWAN, HOOD & FELDER, LLC
321 Wingo Way, Suite 103
Mt. Pleasant, SC 29464

Class Counsel

IT IS HEREBY AGREED by the undersigned, on behalf of their respective clients, as of the

_____ day of November 2018.

By______________________________
J. Preston Strom, Jr.
Mario A. Pacella
Bakari T. Sellers
Jessica L. Fickling
STROM LAW FIRM, LLC
2110 Beltline Blvd.
Columbia, South Carolina 29204

Terry Richardson
Daniel S. Haltiwanger
Matthew A. Nickles
RICHARDSON, PATRICK, WESTBROOK & BRICKMAN, LLC
P. O. Box 1368
1730 Jackson Street
Barnwell, SC 29812

Dan Speights
A.G. Solomons III
SPEIGHTS AND SOLOMONS
100 Oak Street
Hampton, S.C. 29924

J. Edward Bell, Esq.
BELL LEGAL GROUP, LLC
219 Ridge Street
Georgetown, SC 29440

James L. Ward, Jr.
McGOWAN, HOOD & FELDER, LLC
321 Wingo Way, Suite 103
Mt. Pleasant, SC 29464

Class Counsel

By________________________________

James Y. Becker
Robert Y. Knowlton
Elizabeth H. Black
Mary C. Eldridge
HAYNSWORTH SINKLER BOYD, P.A.
1201 Main Street, Suite 2200
Post Office Box 11889 (29211-1889)
Columbia, SC 29201

Leah B. Moody
LAW **OFFICE OF LEAH B. MOODY**, LLC
235 East Main Street, Suite 11 (29730)
Post Office Box 1015
Rock Hill, SC 29731

David L. Balser (*pro hac vice*)
Jonathan R. Chally (*pro hac vice*)
KING & SPALDING LLP
1180 Peachtree St. NE
Atlanta, GA 30309

Counsel for Defendants SCE&G and SCANA

By________________________________

Alan Wilson
Attorney General
Robert D. Cook
Solicitor General
J. Emory Smith, Jr.
Deputy Solicitor General
OFFICE OF THE ATTORNEY GENERAL
P.O. Box 11549
Columbia, SC 29211

Counsel for Defendant the State of South Carolina

By_______________________________
James Y. Becker
Robert Y. Knowlton
Elizabeth H. Black
Mary C. Eldridge
HAYNSWORTH SINKLER BOYD, P.A.
1201 Main Street, Suite 2200
Post Office Box 11889 (29211-1889)
Columbia, SC 29201

Leah B. Moody
LAW **OFFICE OF LEAH B. MOODY**, LLC
235 East Main Street, Suite 11 (29730)
Post Office Box 1015
Rock Hill, SC 29731

David L. Balser (*pro hac vice*)
Jonathan R. Chally (*pro hac vice*)
KING & SPALDING LLP
1180 Peachtree St. NE
Atlanta, GA 30309

Counsel for Defendants SCE&G and SCANA

By Alan Wilson
Alan Wilson
Attorney General
Robert D. Cook
Solicitor General
J. Emory Smith, Jr.
Deputy Solicitor General
OFFICE OF THE ATTORNEY GENERAL
P.O. Box 11549
Columbia, SC 29211

Counsel for Defendant the State of South Carolina